CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports dated July 10, 2003 and to all references to our firm included in or made a part of this Post-Effective Amendment No. 9 to Industry Leaders Fund's (SEC File Number 811-08989) Registration Statement on Form N-1A, including the references to our firm under the heading "Financial Highlights" in the Prospectus and heading "Accountants" in the Statement of Additional Information.

McCurdy & Associates CPA's, Inc.
Westlake, Ohio
October 24, 2003